                                                              EXHIBIT 19

                               BOOKS AND RECORDS

                      LINCOLN NATIONAL MANAGED FUND, INC.

         RULES UNDER SECTION 31 OF THE INVESTMENT COMPANY ACT OF 1940

Records to Be Maintained by Registered Investment Companies, Certain Majority-Owned Subsidiaries Thereof, and Other Persons Having Transactions with Registered Investment Companies.

Reg. 270.31a-1. (a) Every registered investment company, and every underwriter, broker, dealer, or investment advisor which is a majority-owned subsidiary of such a company, shall maintain and keep current the accounts, books, and other documents relating to its business which constitute the record forming the basis for financial statements required to be filed pursuant to Section 30 of the Investment Company Act of 1940 and of the auditor's certificates relating thereto.

LN-Record         Location   Person to Contact   Retention
---------         --------   -----------------   ---------
Annual Reports    F&RM       Eric Jones          Permanently, the first two
To Shareholders                                  years in an easily accessible
                                                 place

Semi-Annual       F&RM       Eric Jones          Permanently, the first two
Reports                                          years in an easily accessible
                                                 place

Form N-SAR        F&RM       Eric Jones          Permanently, the first two
                                                 years in an easily accessible
                                                 place

(b) Every registered investment company shall maintain and keep current the following books, accounts, and other documents:

Type of Record
--------------

(1) Journals (or other records of original entry) containing an itemized daily record in detail of all purchases and sales of securities (including sales and redemptions of its own securities), all receipts and deliveries of securities (including certificate numbers if such detail is not recorded by custodian or transfer agent), all receipts and disbursements of cash and all other debits and credits. Such records shall show for each such transaction the name and quantity of securities, the unit and aggregate purchase or sale price, commission paid, the market on which effected, the trade date, the settlement date, and the name of the person through or from whom purchased or received or to whom sold or delivered.


Purchases and Sales Journals
----------------------------

Daily reports     Delaware   Fund Accounting     Permanently, the first two
of securities                                    years an easily accessible
transactions                                     place

Portfolio Securities
--------------------

Equity            Delaware   Fund Accounting     Permanently, the first two
Notifications                                    years in an easily accessible
                                                 place


LN-Record          Location   Person to Contact   Retention
---------          --------   -----------------   ---------
Public Bond        Delaware   Fund Accounting     Permanently, the first two
Trades                                            years in an easily accessible
Notifications                                     place

Receipts and Deliveries of Securities (shares)
----------------------------------------------

Not applicable

Portfolio Securities
--------------------

Debit and          Delaware   Fund Accounting     Permanently, the first two
Credit Advices                                    years in an easily accessible
from Bankers                                      place
Trust Company
(Bank statement)

Receipts and Disbursements of Cash and other Debits and Credits
---------------------------------------------------------------

Investment         Delaware   Fund Accounting     Permanently, the first two
Journal                                           years in an easily accessible
                                                  place

Daily              Delaware   Fund Accounting     Permanently, the first two
Journals                                          years in an easily accessible
                                                  place

(2) General and auxiliary ledgers (or other record) reflecting all asset, liability, reserve, capital, income and expense accounts, including:

     (i)  Separate ledger accounts (or other records) reflecting the following:

     (a)  Securities in transfer;
     (b)  Securities in physical possession;
     (c)  Securities borrowed and securities loaned;
     (d) Monies borrowed and monies loaned (together with a record of the collateral therefore and substitutions in such collateral);
     (e)  Dividends and interest received;
     (f)  Dividends receivable and interest accrued.

Instructions. (a) and (b) shall be stated in terms of securities quantities only; (c) and (d) shall be stated in dollar amounts and securities quantities as appropriate; (e) and (f) shall be stated in dollar amounts only.

General Ledger
--------------

General Ledger     Delaware   Fund Accounting     Permanently, the first two
                                                  years in an easily accessible
                                                  place

                            Separate Ledger Accounts
                            ------------------------

Securities in Transfer
----------------------

Bank Advices       Delaware   Fund Accounting     Permanently, the first two
                                                  years in an easily accessible
                                                  place

LN-Record       Location       Person to Contact   Retention
---------       --------       -----------------   ---------

Notification    Treasurers-    Ken Hobson          Permanently, the first two
of Securities   Sec. Custody                       years in an easily accessible
Transactions.                                      place
(Original
records main-
tained by
custodian
bank.)

Securities in Physical Possession
---------------------------------

Securities      Treasurers-    Ken Hobson          Permanently, the first two
Ledger          Sec. Custody                       years in an easily accessible
(Portfolio                                         place
report
available on
request from
Bankers Trust
Company-Keeper
of original records).

Monthly         Securities     Nate Wagley         Permanently, the first two
Portfolio       Compliance                         years in an easily accessible
Listings                                           place

Securities Borrowed and Loaned
------------------------------

AOS file        Treasurers-    Ken Hobson          Permanently, the first two
                Sec. Custody                       years in an easily accessible
                                                   place

Monies Borrowed and Loaned
--------------------------

Not applicable

Dividends and Interest Received
-------------------------------

Interest File   Delaware       Fund Accounting     Permanently, the first two
Accrual                                            years in an easily accessible
Activity                                           place
Journal

Dividends Receivable and Interest Accrued
-----------------------------------------

Investment      Delaware       Fund Accounting     Permanently, the first two
Journal                                            years in an easily accessible
                                                   place

Dividend Master Delaware       Fund Accounting     Permanently, the first two
File Display                                       years in an easily accessible
                                                   place

Interest File   Delaware       Fund Accounting     Permanently, the first two
Accrual                                            years in an easily accessible
Activity                                           place
Journal

(ii) Separate ledger accounts (or other records) for each portfolio security, showing (as of trade dates), (a) the quantity and unit and aggregate price for each purchase, sale, receipt, and delivery of securities and commodities for such accounts, and (b) all other debits and credits for such accounts.

Securities positions and money balances in such ledger accounts (or other records) shall be brought forward periodically but not less frequently than at the end of fiscal quarters. Any portfolio security, the salability of which is conditioned, shall be so noted. A memorandum record shall be available setting forth, with respect to each portfolio security accounts, the amount and declaration, ex-dividend, and payment dates of each dividend declared thereon.


LN-Record       Location     Person to Contact    Retention
---------       --------     -----------------    ---------

Ledger Account for each portfolio Security
------------------------------------------

Inventory       Delaware     Fund Accounting      Permanently, the first two
(on line)                                         years in an easily accessible
                                                  place

(iii) Separate ledger accounts (or other records) for each broker-dealer, bank or other person with or through which transactions in portfolio securities are affected, showing each purchase or sale of securities with or through such persons, including details as to the date of the purchase or sale, the quantity and unit and aggregate prices of such securities, and the commissions or other compensation paid to such persons. Purchases or sales effected during the same day at the same price may be aggregated.

Broker-Dealer   Delaware     Fund Accounting      Permanently, the first two
Ledger                                            years in an easily accessible
                                                  place

(iv) Separate ledger accounts (or other records), which may be maintained by a transfer agent or registrar, showing for each shareholder of record of the investment company the number of shares of capital stock of the company held. in respect of share accumulation accounts (arising from periodic investment plans, dividend reinvestment plans, deposit of issued shares by the owner thereof, etc.), details shall be available as to the dates and number of shares of each accumulation, and except with respect to already issued shares deposited by the owner thereof, prices of each such accumulation.

Shareholder Accounts
--------------------

Maintained by   F&RM         Eric Jones           Permanently, the first two
LNL                                               years in an easily accessible
                                                  place

(3) A securities record or ledger reflecting separately for each portfolio security as of trade date all "long" and "short" positions carried by the investment company for its own account and showing the location of all securities long and the off-setting position to all securities short. The record called for by this paragraph shall not be required in circumstances under which all portfolio securities are maintained by a bank or banks or a member or members of a national securities exchange as custodian under a custody agreement or as agent for such custodian.

Securities Position Record
----------------------------

Maintained by   Bankers      William P. Kelly     Permanently, the fist two
Custodian of    Trust                             years in an easily accessible
Securities      Company                           place

(4) Corporate charters, certificates of incorporation or trust agreements, and bylaws, and minute books of stockholders' and directors' or trustees' meetings; and minute books of directors' or trustees' committee and advisory board or advisory committee meetings.

LN-Record              Location         Person to Contact      Retention
---------              --------         -----------------      ---------

Corporate Documents
-------------------

Corporate              Executive-       Sue Womack             Permanently,
charter,               Corp. Secy.                             the first two
certificate of                                                 years in an
incorporation.                                                 easily accessible
                                                               place

Bylaws and             Corp. Secy.      Sue Womack
minute books.

(5) A record of each brokerage order given by or in behalf of the investment company for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such record shall include the name of the broker, the terms and conditions of the order and of any modification or cancellation thereof, the time of entry or cancellation, the price at which executed, and the time of receipt of report of execution. The record shall indicate the name of the person who placed the order in behalf of the investment company.


Sales Order or         LIM/VGA          Kevin Lee              Six years,
Purchase Order                          (Stocks)               the first two
                                        Pat Roller             years in an
                                        (Bonds)                easily accessible
                                                               place

Confirmations          LIM/VGA          Kevin Lee              Six years,
                       (Stocks)                                the first two
                                                               years in an
                                                               easily accessible
                                                               place

Notification           Investment       Pat Roller             Six years,
Form                                                           the first two
(from AOS                                                      years in an
Trading                                                        easily accessible
System)                                                        place

(6) A record of all other portfolio purchase or sales showing details comparable to those prescribed in paragraph 5 above.

Short-Term Investments
----------------------

Notification           Investment       Pat Roller             Six years,
Form                                                           the first two
(From AOS                                                      years in an
S-T System)                                                    easily accessible
                                                               place


Bank Advice            LNIMC            Ann Warner             Six years,
and Issuer                                                     the first two
Confirmation                                                   years in an
                                                               easily accessible
                                                               place

(7) A record of all puts, calls, spreads, straddles, and other options in which the investment company has any direct or indirect interest or which the investment company has granted or guaranteed; and a record of any contractual commitments to purchase, sell, receive or deliver securities or other property (but not including open orders placed with broker-dealers for the purchase or sale of securities, which may be cancelled by the company on notices without penalty or cost of any kind); containing at least an identification of the security, the number of units involved, the option price, the date of maturity, the date of issuance, and the person to whom issued.

LN-Record           Location           Person to Contact    Retention
---------           --------           -----------------    ---------

Record of Puts, Calls, Spreads, Etc.
------------------------------------

Not applicable

(8) A record of the proof of money balances in all ledger accounts (except shareholder accounts), in the form of trial balances. Such trial balances shall be prepared currently at least once a month.

Trial Balance
-------------

General Ledger      Delaware           Fund Accounting      Permanently, the
                                                            first two years
                                                            in an easily
                                                            accessible place

(9) A record for each fiscal quarter, which shall be completed within 10 days after the end of such quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities to named brokers or dealers and the division of brokerage commissions or other compensation on such purchase and sale orders among named persons were made during such quarter. The record shall indicate the consideration given to (a) sales of shares of the investment company by brokers or dealers, (b) the supplying of services or benefits by brokers or dealers to the investment company, its investment advisor or principal underwriter or any persons affiliated therewith, and (c) any other considerations other than the technical qualifications of the brokers and the dealers as such. The record shall show the nature of their services or benefits made available, and shall describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sales orders and such division of brokerage commissions or other compensation. The record shall also include the identifies of the person responsible for the determination of such allocation and such division of brokerage commissions or other compensation.

Brokerage           LIM                Gina Rohrbacher      Six years, the
Allocation                                                  first two years
Report                                                      in an easily
                                                            accessible
                                                            place

(10) A record in the form of an appropriate memorandum identifying the person or persons, committees, or groups authorizing the purchase or sale of portfolio securities. Where an authorization is made by a committee or group, a record shall be kept in the names of its members who participated in the authorization. There shall be retained a part of the record required by this paragraph any memorandum, recommendation, or instruction supporting or authorizing the purchase or sale of portfolio securities. The requirements of this paragraph are applicable to the extent they are not met by compliance with the requirements of paragraph 4 of this Rule 31a1(b).

Trading             LNIMC              Pat Roller           Six years, the
Authorization                                               first two years
                                                            in an easily
                                                            accessible
                                                            place

                    VGA                Kevin Lee
                                       (Stocks)

Advisory            Law Division       Jeremy Sachs         Six years, the
Agreements                                                  first two years
                                                            in an easily
                                                            accessible
                                                            place

(11) Files of all advisory material received from the investment advisor, any advisory board or advisory committee, or any other persons from whom the investment company accepts investment advice publications distributed generally.

LN-Record         Location        Person to Contact      Retention
---------         --------        -----------------      ---------

Issue Folders     VGA             Kevin Lee              Six years, the first two
                                  (Stocks)               years in an easily accessible
                                                         place

Brokerage/        LNIMC           Pat Roller
Credit                            (Bonds)
Information

(12) The term "other records" as used in the expressions "journals (or other records of original entry)" and "ledger accounts (or other records)" shall be construed to include, where appropriate, copies of voucher checks, confirmations, or similar documents which reflect the information required by the applicable rule or rules in appropriate sequence and in permanent form, including similar records developed by the use of automatic data processing systems.

Correspondence    Product Admin.  Nancy Alford           Six years, the first two
                  Product Mgt.                           years in an easily
                                                         accessible place

Pricing Sheets    Delaware        Fund Accounting        Permanently, the first two
                                                         years in an easily
                                                         accessible place

Bank              Delaware        Fund Accounting        Six years, the first two
Statements,                                              years in an easily
and Cash                                                 accessible
Reconciliations                                          place

                                 March 12, 1997